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Exhibit 16 on Form N-1A
Exhibit 99 under Item 601 of Reg S/K

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Schedule for Computation            Initial
of Fund Performance Data            Invest of:    $10,000

                                    Offering

MARKETVEST INTERNATINAL EQUITY      Price/
                                    Share=        $10.15

Return Since Inception

  ending 5/31/97                    NAV=          $10.00

FYE:  February 28

                                                  Begin                      Capital    Reinvest  Ending            Total

DECLARED: ANNUALLY                  Reinvest      Period       Dividend      Gain       Price     Period    Ending  Invest
PAID:  ANNUALLY                     Dates         Shares       /Share        /Share     /Share    Shares    Price   Value
                                    5/31/97       985.222      0.000000000   0.00000    $0.00     985.222   $10.55  $10,394.09





$1,000 (1+T) =                      End Value
T =                                 3.94%

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
EXHIBIT 16 ON FORM N-1A
EXHIBIT 99 UNDER ITEM 601 OF REG S/K

MARKETVEST INTERNATIONAL EQUITY                           Yield = 2{(   $0.00         -    $0.00     )+1)^6-1}=
                                                                        ------------------------------------------------
Computation of SEC Yield                                                4,009,644     *(   $10.71    -                  0.00000)
As of:  MAY 31, 1997
                                                                        SEC Yield =        NA

Dividend and/or Interest

Inc for the 30 days ended                    $0.00

Net Expenses for

the Period                                   860.16

Avg Daily Shares
Outstanding and entitled

to receive dividends                         4,009,644

Maxium offering price                        $10.71
per share as of 5-31-97

Undistributed net income                     0.00000

Tax Equivalent Yield
(assumes individual

  does not itemize
  on Federal Return)

100 % minus the Federal
taxable % (100%-28%=72%)

30 SEC yield / by the tax

equiv % (0.00% / 72.0%)=                     NA

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